Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (File No. 333-160155 and File No. 333-153805) on Form S-8 of Home Bancorp, Inc. of our report, dated March 3, 2014, relating to the consolidated financial statements of Britton & Koontz Capital Corporation and Subsidiaries, which are incorporated by reference into the Current Report on Form 8-K/A (Amendment No. 1) of Home Bancorp, Inc., dated as of February 14, 2014.

/s/ Hannis T. Bourgeois, LLP
Baton Rouge, Louisiana
May 1, 2014